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                                                                     EXHIBIT 5.1

                           JONES, DAY, REAVIS & POGUE
                            2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201

                                 April 22, 1999



Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, OH 45202

         Re: Registration Statement on Form S-4 for Federated Department Stores, Inc.

Ladies and Gentlemen:

         We are acting as counsel to Federated Department Stores, Inc., a Delaware corporation (the "Company"), in connection with the offering of $350,000,000 aggregate principal amount of the Company's 6.30% Senior Notes due 2009 (the "Exchange Notes") and $400,000,000 aggregate principal amount of the Company's 6.90% Senior Debentures due 2029 (the "Exchange Debentures" and, together with the Exchange Notes, the "Exchange Securities") pursuant to the registration statement on Form S-4 to which this opinion is Exhibit 5.1 (the "Registration Statement"). As contemplated by the Registration Statement, the Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 6.30% Senior Notes due 2009 of the Company (the "Original Notes"), and the Exchange Debentures are to be issued pursuant to the Exchange Offer in exchange for a like principal amount of the issued and outstanding 6.90% Senior Debentures due 2029 of the Company (the "Original Debentures" and, together with the Original Notes, the "Original Securities"). The Exchange Securities will be issued under an Indenture, dated as of September 10, 1997 (the "Base Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"), as supplemented by the Third Supplemental Indenture, dated as of March 24, 1999, between the Company and the Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture").

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based upon such examination and the assumptions set forth below, we are of the opinion that the Exchange Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and (b) delivered upon the consummation of the Exchange Offer against receipt of Original Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, will be valid and binding obligations of the Company.

         In rendering this opinion, we have assumed (i) the Base Indenture and the Supplemental Indenture are valid and binding obligations of the Trustee,
(ii) the Registration Statement, and any amendment thereto, will have become effective, and (iii) the Exchange Securities are issued in compliance with applicable federal and state securities laws.

         In rendering this opinion, we have relied as to certain factual matters upon statements or certificates of representatives of the Company and statements or certificates of public officials, and we have not independently checked or verified the accuracy of such statements or certificates. This opinion is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as in effect on the date hereof.

         This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.



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Federated Department Stores, Inc.
April 22, 1999
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the related prospectus under the caption "Legal Matters."

                                                Very truly yours,


                                                /s/ Jones, Day, Reavis & Pogue

                                                Jones, Day, Reavis & Pogue